As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266444

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 10, 2022)

2,800,000 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase 446,753 Shares of Class A Common Stock

Series A Common Warrants to Purchase 3,246,753 Shares of Class A Common Stock

Series B Common Warrants to Purchase 3,246,753 Shares of Class A Common Stock

We are offering 2,800,000 shares of our Class A common stock, par value $0.0001 per share, and accompanying (1) Series A common warrants to purchase up to 2,800,000 shares of our Class A common stock, or the Series A common warrants, and (2) Series B common warrants to purchase up to 2,800,000 shares of our Class A common stock, or the Series B common warrants, at a combined offering price of $3.08 per share of Class A common stock and accompanying one Series A common warrant and one Series B common warrant, in a registered direct offering directly to an investor pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investor. We refer to the Series A common warrants and the Series B common warrants, collectively, as the common warrants. The common warrants have an exercise price of $3.08 per share and will be exercisable following the six-month anniversary of the closing of this offering. The Series A common warrants will expire 18 months from the date of issuance and the Series B common warrants will expire five and a half years from the date of issuance. The common warrants may be exercised only for a whole number of shares. We are also offering the shares of our Class A common stock that are issuable from time to time upon exercise of the common warrants.

We are also offering pre-funded warrants to purchase 446,753 shares of our Class A common stock (and the shares of Class A common stock issuable from time to time upon exercise of the pre-funded warrants), in lieu of shares of our Class A common stock to the investor, and accompanying (1) Series A common warrants to purchase up to 446,753 shares of our Class A common stock and (2) Series B common warrants to purchase up to 446,753 shares of our Class A common stock pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investor. Each pre-funded warrant is exercisable for one share of our Class A common stock at an exercise price of $0.0001 per share. The offering price per pre-funded warrant and accompanying common warrants is equal to the combined offering price per share of our Class A common stock and accompanying common warrants of $3.08 less $0.0001. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

The shares of our Class A common stock and pre-funded warrants, as the case may be, each with the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We refer to the shares of Class A common stock, the pre-funded warrants and the accompanying common warrants to purchase Class A common stock issued in this offering, collectively, as the securities. This prospectus supplement also relates to the offering of the shares of Class A common stock issuable upon exercise of the common warrants and the pre-funded warrants sold in this offering.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “RANI.” On July 19, 2024, the last sale price of our Class A common stock on the Nasdaq Global Market was $3.08 per share. There is no established public trading market for the pre-funded warrants and the common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants and the common warrants on any national securities exchange. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited.

We engaged Maxim Group LLC to act as our sole placement agent, or the Placement Agent, in connection with this offering. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities.

We are an emerging growth company and a smaller reporting company as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See the section titled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves risks. See the section titled “Risk Factors” on page S-11 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Combined offering price	$3.0800	$3.0799	$9,999,955
Placement Agent fees(1)	$0.1848	$0.1848	$599,997
Proceeds, to us, before expenses(2)	$2.8952	$2.8951	$9,399,958

(1)	See the section titled “Plan of Distribution” for additional disclosure regarding the Placement Agent fees.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants or common warrants being issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the securities against payment therefor on or about July 23, 2024.

Maxim Group LLC

The date of this prospectus supplement is July 22, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. The prospectus supplement describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement.

Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

We have not authorized anyone to provide you with information or make any representations other than those contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless the context otherwise requires, we use the terms “Rani,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Rani Therapeutics Holdings, Inc., or Rani Holdings, together with its subsidiaries, Rani Therapeutics, LLC, or Rani LLC, and, prior to December 15, 2022, Rani Management Services, Inc., or RMS.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our securities. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section on page S-11 and in the documents incorporated by reference and our consolidated and condensed financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our securities.

Overview

We are a clinical stage biotherapeutics company focusing on advancing technologies to enable the administration of biologics and drugs orally, to provide patients, physicians, and healthcare systems with a convenient alternative to painful injections. We are advancing a portfolio of oral therapeutics using our proprietary delivery technology and we are actively pursuing partnering the technology with third-party biopharmaceutical companies for the oral delivery of their biologics and drugs.

Our technology comprises a drug-agnostic oral delivery platform, the RaniPill capsule, which is designed to deliver a wide variety of drug substances, including antibodies, proteins, peptides and oligonucleotides. We are currently developing two configurations of the platform – the RaniPill GO and the RaniPill HC. The RaniPill GO is designed to deliver up to a 3 mg dose of drug in microtablet form with high bioavailability. We have completed three Phase 1 clinical trials using the RaniPill GO. We are also developing a high-capacity version of the RaniPill capsule known as the RaniPill HC, which is intended to enable delivery of drug payloads up to 200 μL in liquid form with high bioavailability. We have tested preclinically the RaniPill HC with multiple therapeutics, including antibodies and a peptide. We believe that, together, the RaniPill GO and RaniPill HC could enable us to deliver most biologics currently on the market with convenient, oral dosing.

We do not have any products approved for sale, and we have not yet generated any revenue from sales of a commercial product. Our ability to generate product revenue sufficient to achieve profitability, if ever, will depend on the successful development of the RaniPill capsule, which we expect will take a number of years. Given our stage of development, we have not yet established a commercial organization or distribution capabilities, and we have no experience as a company in marketing drugs or a drug-delivery platform. When, and if, any of our product candidates are approved for commercialization, we plan to develop a commercialization infrastructure or engage commercial sales organizations or distributors for those products in the United States, Europe, Asia, and potentially in certain other key markets. We may also rely on partnerships to provide commercialization infrastructure, including sales, marketing, and commercial distribution.

Organizational Structure

Rani Holdings was formed as a Delaware corporation in April 2021 for the purpose of facilitating an initial public offering, or the IPO, of our Class A common stock, to facilitate certain organizational transactions, and to operate the business of Rani LLC. In connection with the IPO, we established a holding company structure with Rani Holdings as a holding company and its principal asset is the Class A common units, or LLC Interests, of Rani LLC that it owns. As the sole managing member of Rani LLC, Rani Holdings operates and controls all of Rani LLC’s operations, and through Rani LLC, conducts all of Rani LLC’s business.

In connection with the IPO, we were party to the following organizational transactions, or the Organizational Transactions:

•

Amended and restated Rani LLC’s operating agreement, or the Rani LLC Agreement, to appoint Rani Holdings as the sole managing member of Rani LLC and effectuated an exchange of all outstanding interests in Rani LLC into LLC Interests and an equal number of voting noneconomic Class B units.

•

Amended and restated our certificate of incorporation to provide for the issuance of (i) Class A common stock, each share of which entitles its holders to one vote per share, (ii) Class B common stock, each share of which entitles its holders to 10 votes per share on all matters presented to our stockholders, (iii) Class C common stock, which has no voting rights, except as otherwise required by law and (iv) preferred stock.

•

Certain holders of LLC Interests tendered their LLC Interests for shares of our Class A common stock. Certain holders of LLC Interests continued to hold such LLC Interests, or Continuing LLC Owners, and received shares of our Class B common stock.

•

Continuing LLC Owners are entitled to exchange, subject to the terms of the Rani LLC Agreement, the LLC Interests they hold in Rani LLC, together with the shares they hold of our Class B common stock, or together referred to as a “Paired Interest”, in return for shares of the Company’s Class A common stock on a one-for-one basis provided that, at our election, we may effect a direct exchange of such Class A common stock or make a cash payment equal to a volume weighted average market price of one share of Class A common stock for each Paired Interest redeemed. Any shares of Class B common stock will be cancelled on a one-for-one basis if we, at the election of the Continuing LLC Owners, redeem or exchange such Paired Interest pursuant to the terms of the Rani LLC Agreement.

•	Entered into a registration rights agreement and tax receivable agreement, or Tax Receivable Agreement, with certain of the Continuing LLC Owners.

All shares of our Class B common stock are held by certain stockholders who held equity in Rani LLC before the IPO. Immediately following this offering, the Continuing LLC Owners will collectively hold more than 89.2% of the voting power of our outstanding capital stock, assuming no exercise of any pre-funded warrants or common warrants issued in this offering. Because of the 10-to-1 voting ratio between our Class B common stock and Class A common stock, the Continuing LLC Owners collectively control a majority of the combined voting power of our capital stock and therefore are able to control all matters submitted to our stockholders for approval so long as the shares of our Class B common stock represent more than 9.0% of all outstanding shares of our Class A common stock and Class B common stock. The Continuing LLC Owners will be able to determine or significantly influence any action requiring the approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws, and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction.

Risks Associated with Our Business

There are a number of risks related to our business, this offering and our Class A common stock that you should consider before you decide to participate in this offering. You should carefully consider all the information presented in the section titled “Risk Factors” in this prospectus supplement. Some of the principal risks related to our business include the following:

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There is substantial doubt regarding our ability to continue as a going concern. We will need to raise additional funding, which may not be available on acceptable terms. If we are unable to raise additional capital when needed, we may be forced to delay, limit, reduce or terminate our product development programs or other operations.

•

We have incurred operating losses since our inception and expect to incur significant losses for the foreseeable future. We may never generate any revenue from commercial products or become profitable or, if we achieve profitability, we may not be able to sustain it.

•

We are an early clinical stage biopharmaceutical company with no approved products and no historical commercial product revenue, which makes it difficult to assess our future prospects and financial results.

•

Our existing indebtedness contains restrictions that limit our flexibility in operating our business. In addition, we may be required to make a prepayment or repay our outstanding indebtedness earlier than we expect.

•	Any restructuring actions that we previously undertook or may undertake in the future may not deliver the expected results and these actions may adversely affect our business operations.

•

We are early in our development efforts and have only a limited number of product candidates in clinical development and our other product candidates are still in preclinical development. If we are unable to advance our product candidates through clinical development, obtain regulatory approval and ultimately commercialize our product candidates, or experience significant delays in doing so, our business will be materially harmed.

•

Clinical development is a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. Clinical failure can occur at any stage of clinical development.

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As an organization, we have conducted limited early clinical development, have not submitted an Investigational New Drug application to the U.S. Food and Drug Administration, or FDA, and we have never conducted later-stage clinical trials or submitted a Biologics License Application, or BLA, or New Drug Application and may be unable to do so for any of our product candidates.

•

Because we have multiple product candidates in our clinical pipeline and are considering a variety of target indications, we may expend our limited resources to pursue a particular product candidate and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

•

Product candidates comprising a biologic within the RaniPill capsule employ novel technologies that have not yet been approved by the FDA or comparable foreign regulatory authorities, and we anticipate that our applications will have to be submitted as original, standalone BLAs. These regulatory authorities have limited experience in evaluating our technologies and product candidates. Our novel technologies also make it difficult to predict the time and cost of product candidate development.

•	We have limited clinical data on our product candidates to indicate whether they are safe or effective for long-term use in humans.

•

We depend on third-party suppliers for key materials used in our manufacturing processes as well as for the manufacturing of active pharmaceutical ingredients, or APIs, and drug substances. We do not have long-term supply arrangements in place for APIs and drug substances. The loss of third-party suppliers or their inability to supply us with adequate materials and APIs or drug substances could prevent or delay the conduct of our clinical trials and the commercialization of our products, if approved, and could harm our business.

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Our high-capacity oral delivery device, RaniPill HC, is in early stages of development, and it is subject to the inherent risks and uncertainties of developing a novel, innovative technology. Our efforts to develop RaniPill HC may not be successful.

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Any inability to develop, or difficulties in developing, formulations of drugs for our product candidates could prevent or delay our ability to advance our existing product candidates or develop new product candidates, which could adversely affect our commercial prospects and ability to generate revenues.

•

We have conducted and may in the future conduct clinical trials for current or future product candidates outside the United States, and the FDA and comparable foreign regulatory authorities may not accept data from such trials.

•	We face significant competition from other biotherapeutics and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

•

Our future success depends on our ability to retain our executive officers and to attract, retain and motivate highly qualified personnel. If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

•	Our commercial success depends in part on our ability to build and maintain our intellectual property portfolio.

•

We are a holding company and our principal asset is our interest in Rani LLC. Accordingly, we will depend on distributions from Rani LLC to pay our taxes, expenses (including payments under a certain Tax Receivable Agreement) and dividends. Rani LLC’s ability to make such distributions may be subject to various limitations and restrictions.

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Rani LLC may make distributions of cash to us substantially in excess of the amounts we use to make distributions to our stockholders and pay our expenses (including our taxes and payments under a certain Tax Receivable Agreement). To the extent we do not distribute such excess cash as dividends on our Class A common stock, the holders of units of Rani LLC would benefit from any value attributable to such cash as a result of their ownership of Class A common stock upon an exchange or redemption of their units of Rani LLC.

•

The multi-class structure of our common stock has the effect of concentrating voting control, which will limit your ability to influence the outcome of important transactions, including a change in control.

•

Our principal stockholders and management own a significant percentage of our stock and are able to exert significant control over matters subject to stockholder approval and may prevent other stockholders from influencing significant corporate decisions.

•	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Corporate Information

Our principal offices are located at 2051 Ringwood Ave., San Jose, California 95131. Our telephone number is 408-457-3700. Our website address is www.ranitherapeutics.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

“Rani,” “Rani Therapeutics,” “RaniPill,” the Rani Therapeutics logo, the R logo and other trademarks or service marks of Rani appearing in this prospectus supplement are the property of Rani LLC. Other trademarks, service marks or trade names appearing in this prospectus supplement are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Class A common stock offered by us	2,800,000 shares.

Pre-funded warrants offered by us	We are also offering pre-funded warrants to purchase 446,753 shares of Class A common stock, in lieu of shares of Class A common stock. Each pre-funded warrant is exercisable for one share of our Class A common stock. The purchase price of each pre-funded warrant and accompanying common warrants (as described below) is equal to the price at which a share of Class A common stock and accompanying common warrants are being sold in this offering, minus $0.0001 per share, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of Class A common stock issuable upon exercise of any pre-funded warrants sold in this offering. For additional information regarding the pre-funded warrants, see “Description of Securities We Are Offering—Pre-Funded Warrants” below.

Series A common warrants offered by us	We are also offering Series A common warrants to purchase an aggregate of 3,246,753 shares of our Class A common stock. Each share of our Class A common stock (or pre-funded warrant) is being sold together with a Series A common warrant to purchase one share of our Class A common stock and a Series B common warrant to purchase one share of our Class A common stock (as described below). Each Series A common warrant has an exercise price of $3.08 per share, is exercisable following the six-month anniversary of the closing date of this offering and will expire 18 months from the original issuance date. The shares of Class A common stock (or pre-funded warrant) and the accompanying common warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of Class A common stock issuable upon exercise of the Series A common warrants. See “Description of Securities We Are Offering” on page S-21 of this prospectus supplement.

Series B common warrants offered by us

We are also offering Series B common warrants to purchase an aggregate of 3,246,753 shares of our Class A common stock. Each share of our Class A common stock (or pre-funded warrant) is being sold together with a Series A common warrant to purchase one share of our Class A common stock (as described above) and a Series B common warrant to purchase one share of our Class A common stock. Each Series B common warrant has an exercise price of $3.08 per share, is exercisable following the six-month anniversary of the closing date of this offering and will expire five and a half years from the original issuance date. The shares of Class A common stock (or pre-funded warrant) and the accompanying common warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of Class A common stock issuable upon exercise of the Series B common warrants. See “Description of Securities We Are Offering” on page S-21 of this prospectus supplement.

Class A common stock to be outstanding immediately after this offering	29,094,303 shares, assuming no exercise of any pre-funded warrants or common warrants issued in this offering. Assuming all the pre-funded warrants were immediately exercised, there would be 29,541,056 shares of Class A common stock outstanding after this offering.

Class B common stock to be outstanding immediately after this offering	24,116,444 shares.

Class C common stock to be outstanding immediately after this offering	None.

Voting rights	Each share of Class A common stock entitles its holder to one vote per share, and each share of Class B common stock entitles its holder to 10 votes per share. Holders of our Class C common stock have no voting rights, except as otherwise required by law. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law. See the section titled “Description of Capital Stock” in the accompanying prospectus.

Voting power held by holders of Class A common stock immediately after this offering	10.8%, assuming no exercise of any pre-funded warrants or common warrants issued in this offering. Assuming all the pre-funded warrants were immediately exercised, the holders of Class A common stock would hold 10.9% of the voting power after this offering.

Voting power held by holders of Class B common stock immediately after this offering	89.2%, assuming no exercise of any pre-funded warrants or common warrants issued in this offering. Assuming all the pre-funded warrants were immediately exercised, the holders of Class B common stock would hold 89.1% of the voting power after this offering.

Voting power held by holders of Class C common stock immediately after this offering	None.

Ratio of shares of Class A common stock to LLC Interests	Our amended and restated certificate of incorporation and the Rani LLC Agreement require that we at all times maintain a ratio of one LLC Interest owned by us for each outstanding share of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities) and Rani LLC at all times maintain a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Interests owned by us, as well as a one-to-one ratio between the number of shares of Class B common stock owned by certain of the Continuing LLC Owners and the number of LLC Interests owned by certain of the Continuing LLC Owners.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $9.1 million, after deducting Placement Agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the pre-funded warrants or common warrants issued in this offering.

We intend to use the net proceeds that we receive from this offering to purchase newly issued LLC Interests from Rani LLC. We intend to cause Rani LLC to use the net proceeds from this offering, for working capital and other general corporate purposes, which may include the acquisition or licensing of other products, businesses or technologies.

See the section titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	See the section titled “Risk Factors” and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Global Market symbol	“RANI.” We do not intend to list the pre-funded warrants or common warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

The number of shares of Class A common stock to be outstanding after this offering is based on 26,294,303 shares of Class A common stock outstanding as of March 31, 2024, and excludes:

•	10,348,017 shares of Class A common stock issuable upon the exercise of outstanding stock options as of March 31, 2024, with a weighted-average exercise price of $5.32 per share;

•	25,378,134 shares of Class A common stock issuable upon the exchange or redemption of outstanding LLC Interests as of March 31, 2024;

•	1,098,851 shares of Class A common stock issuable upon the vesting of restricted stock units as of March 31, 2024;

•	76,336 shares of Class A common stock issuable upon the exercise of the outstanding warrants as of March 31, 2024;

•

1,767,065 shares reserved for future issuance under our 2021 Equity Incentive Plan as of March 31, 2024, as well as any automatic increases in the number of shares of Class A common stock reserved for future issuance under this plan; and

•

617,599 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of March 31, 2024, as well as any automatic increases in the number of shares of Class A common stock reserved for future issuance under this plan.

The number of shares of common stock to be outstanding immediately following this offering does not include up to $150.0 million of our common stock that remained available for sale as of March 31, 2024 under the Controlled EquitySM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, dated as of August 24, 2022. Since March 31, 2024, we have not sold any shares under the Sales Agreement. We have agreed not to sell any shares of our common stock pursuant to the Sales Agreement for 60 days following the date of this prospectus supplement.

All the information in this prospectus supplement excludes the additional share issuances and shares reserved for future issuance subsequent to March 31, 2024, as set forth above, and further assumes no exercise of outstanding warrants, stock options or vesting of restricted units, no redemption of outstanding LLC Interests and no exercise of the pre-funded warrants and common warrants offered and sold in this offering.

RISK FACTORS

You should consider carefully the risks described below and discussed in the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, as filed with the SEC which are incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement. If any of the following events actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Class A common stock to decline, and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our Class A common stock. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our Class A common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Purchasers in this offering will experience immediate and substantial dilution in the tangible net book value of their investment.

If you purchase our Class A common stock (or pre-funded warrants in lieu thereof) and common warrants to purchase shares of our Class A common stock in this offering, you will incur an immediate dilution of $2.65 in net tangible book value per share from the price you paid, based on the combined offering price of $3.08 per share of Class A common stock (or pre-funded warrant in lieu thereof) and the accompanying common warrants. The exercise of warrants, including the pre-funded warrants and common warrants issued in this offering, the exercise of outstanding options or vesting of restricted units will result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. For example, on August 24, 2022, we entered into the Sales Agreement, pursuant to which we may offer and sell, from time to time through the sales agents, shares of our Class A common stock having an aggregate offering price of up to $150.0 million. As of the date of this prospectus supplement, we have not sold any shares under our “at-the-market” offering program, though any future sales could significantly dilute your investment in this offering.

The multi-class structure of our common stock has the effect of concentrating voting control which will limit your ability to influence the outcome of important transactions, including a change in control.

Our Class B common stock has 10 votes per share, our Class A common stock, which we are selling in this offering, has one vote per share and Class C common stock has no voting rights, except as required by law. Immediately following this offering of securities, holders of our outstanding Class B common stock will collectively hold more than 89.2% of the voting power of our outstanding capital stock, assuming no exercise of any pre-funded warrants or common warrants issued in this offering. Because of the 10-to-1 voting ratio between our Class B common stock and Class A common stock, the holders of our Class B common stock collectively control a majority of the combined voting power of our capital stock and therefore are able to control all matters submitted to our stockholders for approval so long as the shares of our Class B common stock represent more than 9.0% of all outstanding shares of our Class A common stock and Class B common stock.

These holders of our Class B common stock may also have interests that differ from other stockholders and may vote in a way which may be adverse to other stockholder interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our Class A common stock.

The exchange of LLC Interests for Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long term. If, for example, Mir Imran, together with his affiliates, retains a significant portion of his holdings of our Class B common stock for an extended period of time, he could control a significant portion of the voting power of our capital stock for the foreseeable future. As a board member, Mir Imran owes a fiduciary duty to our stockholders and must act in good faith and in a manner to be in the best interests of our stockholders. As a stockholder, Mir Imran is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.

There is no public market for the pre-funded warrants and common warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants and common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of these warrants will be limited.

Holders of pre-funded warrants and common warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common warrants and acquire our Class A common stock.

Until holders of the pre-funded warrants and common warrants acquire shares of our Class A common stock upon exercise of such pre-funded warrants and common warrants, the holders will have no rights with respect to the shares of our Class A common stock underlying such pre-funded warrants and common warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants or common warrants, the holders will be entitled to exercise the rights of a Class A common stockholder only as to matters for which the record date occurs after the exercise.

The common warrants being offered may not have value.

The common warrants being offered by us in this offering have an exercise price of $3.08 per share of Class A common stock, subject to certain adjustments. The Series A common warrants expire 18 months from the date of issuance and the Series B common warrants expire five and a half years from the date of issuance, in each case, after which date any unexercised common warrants will expire and have no further value. In the event that the market price of our Class A common stock does not exceed the exercise price of the common warrants during the period when they are exercisable, the common warrants may not have any value.

Significant holders or beneficial holders of our Class A common stock may not be permitted to exercise common warrants that they hold.

Holders of the common warrants will not be entitled to exercise any portion of any common warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our Class A common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. As a result, you may not be able to exercise your common warrants for shares of our Class A common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.

Provisions of the common warrants could discourage an acquisition of us by a third party.

Certain provisions of the common warrants could make it more difficult or expensive for a third party to acquire us. The common warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the common warrants. Further, the Series B common warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exceptions, holders of such warrants will have the right, at their option, to receive from us or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our Class A common stock in the fundamental transaction in the amount of the Black-Scholes value (as described in such Series B common warrants) of the unexercised portion of the applicable Series B common warrants on the date of the consummation of the fundamental transaction. These and other provisions of the common warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our Class A common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement and the documents we have filed with the SEC that are incorporated by reference, including statements regarding our future results of operations and consolidated financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, manufacturing costs, regulatory approvals, development and advancement of our oral delivery technology, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” “seek,” “aim,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus supplement and the documents we have filed with the SEC that are incorporated by reference include, but are not limited to, statements about:

•	the progress and focus of our current and future clinical trials in the United States and abroad, and the reporting of data from those trials;

•	our ability to advance product candidates into and successfully complete clinical trials;

•	the beneficial characteristics, safety, efficacy, and therapeutic effects of our product candidates;

•	our potential and ability to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•

our ability to complete development of the RaniPill HC or any redesign and conduct additional preclinical and clinical studies of the RaniPill HC or any future design of the RaniPill capsule to accommodate target payloads that are larger than the payload capacity of the RaniPill GO capsule used to date for clinical studies of our product candidates;

•	our ability to further develop and expand our platform technology;

•	our ability to utilize our technology platform to generate and advance additional product candidates;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our financial performance;

•	our ability to continue as a going concern;

•	our plans relating to commercializing our product candidates, if approved;

•	our ability to selectively enter into strategic partnership and the expected potential benefits thereof;

•	the implementation of our strategic plans for our business and product candidates;

•	our ability to continue to scale and optimize our manufacturing processes by expanding our use of automation;

•	our estimates of the number of patients in the United States who suffer from the indications we target and the number of patients that will enroll in our clinical trials;

•	the size of the market opportunity for our product candidates in each of the indications we target;

•	our ability to continue to innovate and expand our intellectual property by developing novel formulations and new applications of the RaniPill capsule;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	the scope of protection we are able to establish and maintain for intellectual property rights, including our technology platform and product candidates;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•	our ability to realize savings from any restructuring plans or cost-containment measures we propose to implement;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•

our realization of any benefit from our organizational structure, taking into account our obligations under the Tax Receivable Agreement and the impact of any payments required to be made thereunder on our liquidity and financial condition;

•	our anticipated use of proceeds from this offering; and

•	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise. We discuss in greater detail many of these risks under the section titled “Risk Factors” in this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus supplement and accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of securities in this offering of approximately $9.1 million, after deducting Placement Agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the pre-funded warrants or common warrants in this offering.

We intend to use the net proceeds that we receive from this offering to purchase newly issued LLC Interests from Rani LLC. We intend to cause Rani LLC to use the net proceeds from this offering for working capital and other general corporate purposes.

However, due to the uncertainties inherent in the product development process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. Our management will have broad discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors including the results of our research and development efforts, the timing and success of preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions and the amount of cash obtained through future collaborations, if any.

If all of the common warrants sold in this offering were to be exercised in cash at an exercise price per share equal to $3.08, we would receive additional proceeds of approximately $20 million. We cannot predict when or if the common warrants will be exercised.

We believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of complementary companies, medicines or technologies. While we have no current agreements, commitments or understandings for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

Pending the use of the proceeds from this offering as described above, we intend to invest the net proceeds in interest-bearing investment-grade securities or government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors. In addition, our credit facility restricts our ability to pay dividends on our capital stock in certain cases.

Rani Holdings is a holding company and has no material assets other than our ownership of LLC Interests. We intend to cause Rani LLC to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by Rani Holdings. If Rani LLC makes such distributions to Rani Holdings, the other holders of LLC Interests will be entitled to receive equivalent distributions on a pro rata basis.

DILUTION

Because the Continuing LLC Owners do not have any right to receive distributions from Rani Holdings in respect of their LLC Interests, we have presented dilution in pro forma net tangible book value per share assuming the Continuing LLC Owners had their LLC Interests redeemed or exchanged for newly issued shares of Class A common stock on a one-for-one basis (rather than for cash), and the cancellation for no consideration of all of their shares of Class B common stock (which are not entitled to distributions from Rani Holdings), in order to more meaningfully present the dilutive impact on the investors in this offering. We refer to the assumed redemption or exchange of all LLC Interests owned by the Continuing LLC Owners for shares of Class A common stock as described in the previous sentence as the “Assumed Redemption.” We also note that the effect of the Assumed Redemption is to increase the assumed number of shares of Class A common stock outstanding before the offering, thereby decreasing the pro forma net tangible book value per share before the offering and correspondingly increasing the dilution per share to new investors. We have presented dilution in pro forma net tangible book value per share assuming the full exercise of the pre-funded warrants.

Dilution is the amount by which the offering price paid by the purchasers of the securities in this offering exceeds the pro forma net tangible book value per share of Class A common stock after the offering. Pro forma net tangible book value is determined at any date by subtracting our total liabilities from the total book value of our tangible assets, after giving effect to the Assumed Redemption. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Class A common stock deemed to be outstanding at that date, after giving effect to the Assumed Redemption.

If you invest in our Class A common stock and common warrants in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our Class A common stock (or pre-funded warrant in lieu thereof) and accompanying common warrants and the pro forma as adjusted net tangible book value per share of our Class A common stock after this offering.

Our pro forma net tangible book value as of March 31, 2024, was $14.5 million, or $0.28 per share. Pro-forma net tangible book value per share is total tangible assets, less our total liabilities, divided by the number of outstanding shares of Class A common stock outstanding as of March 31, 2024, after giving effect to the Assumed Redemption.

After giving effect to the sale of 2,800,000 shares of our Class A common stock, pre-funded warrants to purchase up to 446,753 shares of our Class A common stock and accompanying common warrants in this offering at the combined offering price of $3.08 per share and accompanying common warrants and $3.0799 per pre-funded warrant and accompanying common warrants (but excluding shares of Class A common stock issuable and any proceeds that may be received upon exercise of the common warrants), after deducting Placement Agent fees and estimated offering expenses payable by us, and excluding the proceeds and shares issuable, if any, from the exercise of the common warrants issued pursuant to this offering, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been $23.6 million, or $0.43 per share of Class A common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.15 per share to our existing stockholders and immediate dilution of $2.65 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Combined offering price per share of Class A common stock and accompanying common warrants in this offering		$3.08
Pro forma net tangible book value per share as of March 31, 2024	$0.28
Increase in pro forma as adjusted net tangible book value per share of Class A common stock attributable to new investors	0.15

Pro forma as adjusted net tangible book value per share of Class A common stock after giving effect to this offering		0.43

Dilution per share to new investors		$2.65

The discussion and table above assume no exercise of common warrants sold in this offering.

Assuming all the common warrants to purchase up to 6,493,506 shares of Class A common stock were exercised for cash at the exercise price of $3.08 per share of Class A common stock, our pro forma as adjusted net tangible book value after this offering would be $0.79 per share, representing an increase in as adjusted net tangible book value of $0.51 per share to existing stockholders and immediate dilution in net tangible book value of $2.29 per share to new investors in this offering.

The number of shares of Class A common stock to be outstanding after this offering is based on (i) 26,294,303 shares of Class A common stock outstanding as of March 31, 2024, (ii) 24,116,444 shares of our Class A common stock issuable to Continuing LLC Owners who hold our Class B common stock and (iii) 1,261,690 shares of our Class A common stock issuable to Continuing LLC Owners who do not hold corresponding shares of our Class B common stock in each case after giving effect to the Assumed Redemption, and excludes:

•	10,348,017 shares of Class A common stock issuable upon the exercise of outstanding stock options as of March 31, 2024, with a weighted-average exercise price of $5.32 per share;

•	1,098,851 shares of Class A common stock issuable upon the vesting of restricted stock units as of March 31, 2024;

•	76,336 shares of Class A common stock issuable upon the exercise of the outstanding warrants as of March 31, 2024;

•

1,767,065 shares reserved for future issuance under our 2021 Equity Incentive Plan as of March 31, 2024, as well as any automatic increases in the number of shares of Class A common stock reserved for future issuance under this plan; and

•

617,599 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of March 31, 2024, as well as any automatic increases in the number of shares of Class A common stock reserved for future issuance under this plan.

To the extent that options are exercised, restricted stock units vest and settle, new options or restricted stock units are issued under our equity incentive plans, outstanding LLC Interests are redeemed or exchanged or we issue additional shares of Class A common stock in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Common Stock

We are offering shares of our Class A common stock in this offering. See “Description of Capital Stock” in the accompanying prospectus for more information regarding our shares of Class A common stock.

Series A and Series B Common Warrants

The following is a summary of the material terms and provisions of the common warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the forms of Series A common warrant and Series B common warrant, which have been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the forms of Series A common warrant and Series B common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

The Series A and Series B common warrants offered hereby will have an exercise price of $3.08 per share. The Series A and Series B common warrants will be exercisable following the six-month anniversary of the closing of this offering. The Series A common warrants will expire 18 months from the date of issuance and the Series B common warrants will expire five and a half years from the date of issuance. The exercise price of the common warrants and the number of shares of Class A common stock issuable upon exercise of the common warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Common warrants will be issued in certificated form only.

Exercisability

The Series A and Series B common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s common warrants to the extent that the holder would own more than 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise.

Cashless Exercise

The Series A and Series B common warrants may be exercised by delivery of the aggregate exercise price, provided however, that if, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of Class A common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder must elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A common stock determined according to a formula set forth in the common warrants.

Transferability

The Series A and Series B common warrants may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of Class A common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series A and Series B common warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Series A and Series B common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A and Series B common warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Series A and Series B common warrants or by virtue of the holders’ ownership of shares of our Class A common stock, the holders of common warrants do not have the rights or privileges of holders of our Class A common stock, including any voting rights, until such common warrant holders exercise their common warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series A and Series B common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Class A common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power of our common equity, the holders of the common warrants will be entitled to receive upon exercise of the Series A and Series B common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. In addition, the holders of the Series B common warrants have, at the option of the applicable holder, the right to receive from us or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our Class A common stock in the fundamental transaction in the amount of the Black Scholes value (as described in the Series B common warrants) of the unexercised portion of the Series B common warrant on the date of the consummation of the fundamental transaction.

Waivers and Amendments

No term of the Series A and Series B common warrants may be amended or waived without the written consent of the holder of such common warrant.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.0001 per share. The pre-funded warrants will be exercisable immediately upon the closing of this offering. The exercise price of the pre-funded warrants and the number of shares of Class A common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A common stock. The pre-funded warrants will not expire until they are fully exercised.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrants to the extent that the holder would own more than 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise.

Cashless Exercise

The pre-funded warrants may be exercised by delivery of the aggregate exercise price or by means of a cashless exercise, provided however, that if at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of Class A common stock underlying the pre-funded warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder must elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A common stock determined according to a formula set forth in the pre-funded warrant.

Transferability

A pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of Class A common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of our Class A common stock, the holders of pre-funded warrants do not have the rights or privileges of holders of our Class A common stock, including any voting rights, until such pre-funded warrant holders exercise their pre-funded warrants.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our shares of Class A common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding shares of Class A common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power of our common equity), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

Waivers and Amendments

No term of the pre-funded warrant may be amended or waived without the written consent of the holder of such pre-funded warrant.

PLAN OF DISTRIBUTION

We have engaged Maxim Group LLC to act as our exclusive Placement Agent to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities. Therefore, we may not sell all of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us and the prospective investor. We have entered into a securities purchase agreement directly with the investor who has agreed to purchase our securities in this offering. We will only sell securities in this offering to such investor.

Delivery of the securities offered hereby is expected to take place on or about July 23, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds from the offering. The following table shows the per share and total cash fees we will pay to the Placement Agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Combined offering price	$3.0800	$3.0799	$9,999,955
Placement Agent fees(1)	$0.1848	$0.1848	$599,997
Proceeds, to us, before expenses(2)	$2.8952	$2.8951	$9,399,958

(1)	Includes a cash fee of 6.0% of the aggregate gross proceeds of this offering. We have also agreed to reimburse the Placement Agent up to $50,000 of certain of their expenses.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants or common warrants being issued in this offering.

No Sale of Similar Securities

From the date hereof until 60 days after the closing of this offering, or the restricted period, neither we nor our subsidiary shall (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Class A common stock or common stock equivalents, or (ii) file or amend any registration statement or prospectus, other than as necessary to maintain the registration of the securities offered hereby.

The foregoing restrictions shall not apply to the issuance of (i) securities to employees, officers, consultants or directors of the Company pursuant to any equity incentive, stock or option plan duly adopted for such purpose, (ii) securities upon the exercise, exchange or conversion of any securities issued pursuant to the securities purchase agreement or other securities exercisable or exchangeable for or convertible into shares of our Class A Common Stock outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) securities issued pursuant to any joint venture, commercial or collaborative relationship or the acquisition or license by us of the securities, businesses, property or other assets of another person approved by a majority of the disinterested directors of our board of directors and provided that either (a) such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the restricted period or (b) such purchaser is prohibited from selling, transferring or otherwise disposing of such securities during the restricted period, and provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with our business and shall provide us with additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (iv) issuances to one or more lenders in connection with our entry into a debt financing transaction, provided that such issuances shall only be in the form of warrants to purchase shares of our Class A common stock and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the restricted period.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Lock-Up Agreements

Our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 60 days after this offering is closed.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Other Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments

Listing of Class A Common Stock

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “RANI.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC and its telephone number is 1-800-937-5449. The transfer agent’s address is 55 Challenger Rd, Ridgefield Park, NJ 07660.

LEGAL MATTERS

Cooley LLP, Palo Alto, California will pass upon the validity of the issuance of the securities being sold in this offering. Ellenoff, Grossman  & Schole LLP, New York, New York, is representing the Placement Agent in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.ranitherapeutics.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40672):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023, from our definitive proxy statement on Schedule 14A, filed with the SEC on April 17, 2024;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2024, May 30, 2024 and June 24, 2024; and

•

the description of our Class A common stock, which is registered under the Exchange Act in the registration statement on Form 8-A, filed with the SEC on July 26, 2021, including any amendments or reports filed for the purposes of updating this description, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of our Annual Report on Form 10-K for the for the year ended December 31, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Rani Therapeutics Holdings, Inc.

2051 Ringwood Avenue

San Jose, California 95131

Attn: Secretary

(408) 457-3700

$400,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to an aggregate amount of $400,000,000 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer Class A common stock, Class A common stock or preferred stock upon conversion of debt securities, Class A common stock upon conversion of preferred stock, or Class A common stock, preferred stock or debt securities upon exercise of warrants.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our Class A common stock is listed on the Nasdaq Global Market under the trading symbol “RANI.” On July 29, 2022, the last reported sale price of our Class A common stock was $11.25 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $400,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the date of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those

ii

discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Throughout this prospectus, we refer to Rani Therapeutics Holdings, Inc. as “Rani Holdings”, and together with its subsidiaries, Rani Therapeutics, LLC and Rani Management Services, Inc., as “us,” “our,” “we” and the “Company.”

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated and condensed consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Rani Therapeutics Holdings, Inc.

Overview

We are a clinical stage biotherapeutics company focusing on advancing technologies to enable the administration of biologics orally, to provide patients, physicians, and healthcare systems with a convenient alternative to painful injections. We are advancing a portfolio of oral biologic therapeutics using our proprietary delivery technology.

We have developed and clinically tested a drug-agnostic oral delivery platform, the RaniPill capsule, which can deliver any drug, including large molecules such as peptides, proteins, and antibodies. The current RaniPill capsule can deliver up to a 3 mg dose of drug with high bioavailability. We are also developing a high-capacity version known as the RaniPill HC, which is in preclinical stage and which is intended to enable delivery of drug payloads up to 20 mg with high bioavailability. Our current RaniPill capsule is optimized to orally deliver a variety of biologic therapeutics, and we are advancing development of the RaniPill HC to address biologics with higher dosing requirements.

Corporate Information

Rani Holdings was formed as a Delaware corporation in April 2021 for the purpose of facilitating an initial public offering, or the IPO, of its Class A common stock, to facilitate certain organizational transactions, and to operate the business of Rani Therapeutics, LLC, or Rani LLC, and its consolidated subsidiary Rani Management Services, Inc., or RMS. In connection with the IPO, we established a holding company structure with Rani Holdings as a holding company and its principal asset is the Class A common units of Rani LLC that it owns. As the sole managing member of Rani LLC, Rani Holdings operates and controls all of Rani LLC’s operations, and through Rani LLC and its subsidiary, conducts all of Rani LLC’s business.

Our principal offices are located at 2051 Ringwood Ave., San Jose, California 95131. Our telephone number is 408-457-3700. Our website address is www.ranitherapeutics.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

The Securities We May Offer

We may offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, up to a total dollar amount of $400,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer Class A common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type of security or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding overallotment options, if any; and

•	the estimated net proceeds to us.

Class A Common Stock

We may issue shares of our Class A common stock from time to time. The holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Class A common stock and Class C common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class C common stock, unless different treatment is approved by the majority of the voting power of the outstanding shares of Class A common stock and Class B common stock. No shares of any series of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class A common stock being offered.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, other than as described under the heading “Description of Capital Stock—Class B Common Stock” above, to designate and issue up to 20,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, redemption privileges, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Convertible preferred stock will be convertible into our Class A common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class A common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with Class A common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “RANI”. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents we have filed with the SEC that are incorporated by reference, including statements regarding our future results of operations and consolidated financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, manufacturing costs, regulatory approvals, development and advancement of our oral delivery technology, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” “seek,” “aim,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus and the documents we have filed with the SEC that are incorporated by reference include, but are not limited to, statements about:

•	the progress and focus of our current and future clinical trials in the United States and abroad, and the reporting of data from those trials;

•	our ability to advance product candidates into and successfully complete clinical trials;

•	the beneficial characteristics, safety, efficacy, and therapeutic effects of our product candidates;

•	our potential and ability to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•

our ability to complete development of the RaniPill HC or any redesign and conduct additional preclinical and clinical studies of the RaniPill HC or any future design of the RaniPill capsule to accommodate target payloads that are larger than the payload capacity of the RaniPill capsule currently used for our product candidates;

•	our ability to further develop and expand our platform technology;

•	our ability to utilize our technology platform to generate and advance additional product candidates;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our financial performance;

•	our plans relating to commercializing our product candidates, if approved;

•	our ability to selectively enter into strategic partnership and the expected potential benefits thereof;

•	the implementation of our strategic plans for our business and product candidates;

•	our ability to continue to scale and optimize our manufacturing processes by expanding our use of automation;

•	our estimates of the number of patients in the United States who suffer from the indications we target and the number of patients that will enroll in our clinical trials;

•	the size of the market opportunity for our product candidates in each of the indications we target;

•	our ability to continue to innovate and expand our intellectual property by developing novel formulations and new applications of the RaniPill capsule;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	the scope of protection we are able to establish and maintain for intellectual property rights, including our technology platform and product candidates;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•	our expectations regarding the impact of the COVID-19 pandemic and the conflict between Ukraine and Russia on our business;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•

our realization of any benefit from our organizational structure, including our obligations under the tax receivable agreement, entered into by us and certain members of Rani LLC, and the impact of any payments required to be made thereunder on our liquidity and financial condition;

•	our use of proceeds from offerings of our securities under this prospectus; and

•	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds for working capital and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

References to “us,” “our,” “we” and the “Company” in this section refer to Rani Therapeutics Holdings, Inc. only. The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation and bylaws. For information on how to obtain copies of our amended and restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

General

As of March 31, 2022, our authorized capital stock consisted of 800,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), 40,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), 20,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C common stock”) and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Class A Common Stock

Voting Rights

Holders of our Class A common stock are entitled to cast one vote per share. Holders of our Class A common stock will not be entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of Class A common stock and Class B common stock, voting together as a single class.

Dividends and Other Distributions

Subject to preferences that may be applicable to any then outstanding preferred stock, any dividend or distribution paid or payable to the holders of shares of Class A common stock shall be paid pro rata, on an equal priority, pari passu basis; provided, however, that if a dividend or distribution is paid in the form of Class A common stock (or rights to acquire shares of Class A common stock), then the holders of the Class A common stock shall receive Class A common stock (or rights to acquire shares of Class A common stock).

Distribution on Dissolution

In the event of our liquidation, dissolution or winding up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class C common stock, unless different treatment is approved by the majority of the voting power of the outstanding shares of Class A common stock and Class B common stock.

Rights and Preferences

No shares of Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of the holders of our Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Class B Common Stock

Shares of Class B common stock will only be issued in the future to the extent necessary to maintain a one-to-one ratio between the number of membership interests of Rani LLC, or the LLC Interests, held by our Class B common stockholders who are members of Rani LLC, or the Continuing LLC Owners, and the number of shares of Class B common stock issued to the Continuing LLC Owners. Shares of Class B common stock are transferable only together with LLC Interests. Shares of Class B common stock will be cancelled on a one-for-one basis if we, at the election of the Continuing LLC Owners, redeem or exchange their LLC Interests pursuant to the terms of the amended and restated limited liability company agreement of Rani LLC, as currently in effect, or the Rani LLC Agreement, a copy of which has previously been filed as an exhibit with the SEC.

Voting Rights

Holders of Class B common stock are entitled to cast 10 votes per share until the date on which the holders of at least two-thirds (2/3) of the voting power of the Class B common stock, voting as a single class, affirmatively vote to retire all outstanding shares of Class B common stock, or the Final Conversion Date, and thereafter, one vote per share, with the number of shares of Class B common stock held by each Continuing LLC Owner being equivalent to the number of LLC Interests held by such Continuing LLC Owner. Holders of our Class B common stock are not entitled to cumulate their votes in the election of directors. The voting power afforded to Continuing LLC Owners by their shares of Class B common stock will be automatically and correspondingly reduced as they redeem their LLC Interests because an equal number of their shares of Class B common stock will be cancelled.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A and Class B stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of Class A common stock and Class B common stock, voting together as a single class. There will be a separate vote of the Class B common stock in the following circumstances:

•

If we amend, alter or repeal any provision of the amended and restated certificate of incorporation or the amended and restated bylaws in a manner that modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class B common stock;

•

If we reclassify any of outstanding shares of Class A common stock or Class C common stock into shares having rights as to dividends or liquidation that are senior to the Class B common stock or, in the case of Class A common stock, the right to more than one vote for each share thereof and, in the case of Class C common stock, the right to have any vote for any share thereof, except as required by law; or

•	If we authorize any shares of preferred stock with rights as to dividends or liquidation that are senior to the Class B common stock or the right to more than one vote for each share thereof.

Dividend Rights and Other Distributions

Pursuant to our amended and restated certificate of incorporation, each share of Class B common stock will be retired, and all rights with respect to such shares shall cease and terminate, automatically upon the earlier to occur of (a) the occurrence of a Transfer (as defined therein), other than a Permitted Transfer (as defined therein) of such share of Class B common stock and (b) on the Final Conversion Date.

Distribution on Dissolution

On our liquidation, dissolution or winding up, holders of Class B common stock will not be entitled to receive any distribution of our assets.

Transfers

Pursuant to the Rani LLC Agreement, each holder of Class B common stock agrees that: (i) the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of LLC Interests to the same person; and (ii) in the event the holder transfers any LLC Interests to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.

Rights and Preferences

No shares of Class B common stock have preemptive rights to purchase additional shares of Class B common stock. Holders of shares of our Class B common stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock.

Class C Common Stock

Voting Rights

Holders of our Class C common stock are not entitled to vote on any matter that is submitted to a vote of the stockholders, except as otherwise required by law.

Dividend Rights and Other Distributions

Any dividend or distribution paid or payable to the holders of shares of Class C common stock shall be paid pro rata, on an equal priority, pari passu basis; provided, however, that if a dividend or distribution is paid in the form of Class C common stock (or rights to acquire shares of Class C common stock), then the holders of the Class C common stock shall receive Class C common stock (or rights to acquire shares of Class C common stock).

Distribution on Dissolution

In the event of our liquidation, dissolution or winding-up, upon the completion of the distributions required with respect to any series of redeemable convertible preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class C common stock, unless different treatment is approved by the majority of the voting power of the outstanding shares of Class A common stock and Class B common stock.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders other than as described under the heading “Description of Capital Stock—Class B Common Stock” above, to designate and issue up to 20,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, redemption privileges, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock.

The issuance of preferred stock could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Anti-Takeover Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders other than as described under the header “Description of Capital Stock—Class B Common Stock” above, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board

Our amended and restated certificate of incorporation provides that from and after the Final Conversion Date, our board of directors be divided into three classes, designated Class I, Class II and Class III. Each class is an equal number of directors, as nearly as possible, consisting of one-third of the total number of directors constituting the entire board of directors. The term of initial Class I directors shall terminate on the first annual meeting of the stockholders after the Final Conversion Date, the term of the initial Class II directors shall terminate on the second annual meeting of the stockholders after the Final Conversion Date, and the term of the initial Class III directors shall terminate on the third annual meeting of the stockholders after the Final Conversion Date. At each annual meeting of stockholders beginning after the Final Conversion Date, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the total voting power of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Our amended and restated certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only (i) prior to the Final Conversion Date, by the holders of at least 25% of the voting power of our Class A common stock and Class B common stock, voting together as a single class; (ii) by a resolution adopted by a majority of our board of directors; (iii) by the chairperson of our board of directors; or (iv) by our Chief Executive Officer.

Advance Notice Procedures for Director Nominations

Our amended and restated bylaws provides that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the Company, with such notice being served not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. Although the amended and restated bylaws does not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, after the Final Conversion Date, any action to be taken by the stockholders must be affected at a duly called annual or special meeting of stockholders and may not be affected by written consent.

Authorized but Unissued Shares

Our authorized but unissued shares of Class A common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of the Nasdaq Stock Market, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers, or other employees, arising out of or pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws; (v) any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against us or any of our directors, officers, or other employees governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act of 1933, as amended, or the Securities Act, creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees and may discourage these types of lawsuits. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the exclusive forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving such action in other jurisdictions, all of which could seriously harm our business.

Business Combinations with Interested Stockholders

We have elected not to be subject to or governed by Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless: (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

Listing

Our Class A common stock is listed on the Nasdaq Global Market under the trading symbol “RANI.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by such prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

References to “us,” “our,” “we” and the “Company” in this section refer to Rani Therapeutics Holdings, Inc. only.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•

the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

References to “us,” “our,” “we” and the “Company” in this section refer to Rani Therapeutics Holdings, Inc. only.

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. In such case, we will describe in the prospectus supplement the name of the underwriter, dealer or agent and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our Class A common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP, Palo Alto, California will pass upon the validity of the securities offered by this prospectus and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://www.ranitherapeutics.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40672):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 11, 2022;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021, from our definitive proxy statement relating to our 2022 annual meeting of stockholders, filed with the SEC on April 13, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, March 23, 2022 and May 26, 2022; and

•

the description of our Class A common stock, which is registered under the Exchange Act in the registration statement on Form 8-A12B, filed with the SEC on July 26, 2021, including any amendments or reports filed for the purposes of updating this description, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Rani Therapeutics Holdings, Inc.

2051 Ringwood Avenue

San Jose, California 95131

Attn: Secretary

(408) 457-3700

2,800,000 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase 446,753 Shares of Class A Common Stock

Series A Common Warrants to Purchase 3,246,753 Shares of Class A Common Stock

Series B Common Warrants to Purchase 3,246,753 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

July 22, 2024